November 24, 2025
Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$641,000
Callable Contingent Interest Notes Linked to the Lesser
Performing of the Russell 2000® Index and the S&P 500® Index
due November 29, 2030
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
● The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing level of each of the Russell 2000® Index and the S&P 500® Index, which we refer to as the Indices, is greater than or equal to 75.00% of its Initial Value, which we refer to as an Interest Barrier.
● The notes may be redeemed early, in whole but not in part, at our option on any of the Interest Payment Dates (other than the first through eleventh and final Interest Payment Dates).
● The earliest date on which the notes may be redeemed early is November 30, 2026.
● Investors should be willing to accept the risk of losing up to 85.00% of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Review Dates.
● Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
● The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as
JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
● Payments on the notes are not linked to a basket composed of the Indices. Payments on the notes are linked to the performance of each of the Indices individually, as described below.
● Minimum denominations of $1,000 and integral multiples thereof
● The notes priced on November 24, 2025 and are expected to settle on or about November 28, 2025.
● CUSIP: 48136LA25
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-8 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$37.50
$962.50
Total
$641,000
$24,037.50
$616,962.50
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $37.50 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $939.00 per $1,000 principal amount note. See
“The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Indices: The Russell 2000® Index (Bloomberg ticker: RTY) and the S&P 500® Index (Bloomberg ticker: SPX) (each an “Index”
and collectively, the “Indices”)
Contingent Interest Payments: If the notes have not been
previously redeemed early and the closing level of each Index on any Review Date is greater than or equal to its Interest
Barrier, you will receive on the applicable Interest Payment
Date for each $1,000 principal amount note a Contingent
Interest Payment equal to $5.50 (equivalent to a Contingent
Interest Rate of 6.60% per annum, payable at a rate of 0.55%
per month).
If the closing level of either Index on any Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Contingent Interest Rate: 6.60% per annum, payable at a rate of 0.55% per month
Interest Barrier: With respect to each Index, 75.00% of its
Initial Value, which is 1,810.71225 for the Russell 2000® Index and 5,028.84 for the S&P 500® Index
Buffer Threshold: With respect to each Index, 85.00% of its
Initial Value, which is 2,052.14055 for the Russell 2000® Index and 5,699.352 for the S&P 500® Index
Buffer Amount: 15.00%
Pricing Date: November 24, 2025
Original Issue Date (Settlement Date): On or about November
28, 2025
Review Dates*: As specified under “Key Terms Relating to the
Review Dates and Interest Payment Dates” in this pricing
supplement
Interest Payment Dates*: As specified under “Key Terms
Relating to the Review Dates and Interest Payment Dates” in
this pricing supplement
Maturity Date*: November 29, 2030
*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a
Determination Date — Notes Linked to Multiple Underlyings” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement
Early Redemption:
We, at our election, may redeem the notes early, in whole but not in part, on any of the Interest Payment Dates (other than the first through eleventh and final Interest Payment Dates) at a price, for each $1,000 principal amount note, equal to (a)
$1,000 plus (b) the Contingent Interest Payment, if any,
applicable to the immediately preceding Review Date. If we
intend to redeem your notes early, we will deliver notice to The
Depository Trust Company, or DTC, at least three business
days before the applicable Interest Payment Date on which the notes are redeemed early.
Payment at Maturity:
If the notes have not been redeemed early and the Final Value of each Index is greater than or equal to its Buffer Threshold, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to the final Review
Date.
If the notes have not been redeemed early and the Final Value of either Index is less than its Buffer Threshold, your payment at maturity per $1,000 principal amount note, in addition to any
Contingent Interest Payment, will be calculated as follows:
$1,000 + [$1,000 × (Lesser Performing Index Return + Buffer
Amount)]
If the notes have not been redeemed early and the Final Value of either Index is less than its Buffer Threshold, you will lose some or most of your principal amount at maturity.
Lesser Performing Index: The Index with the Lesser
Performing Index Return
Lesser Performing Index Return: The lower of the Index
Returns of the Indices
Index Return:
With respect to each Index,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Index, the closing level of that Index on the Pricing Date, which was 2,414.283 for the
Russell 2000® Index and 6,705.12 for the S&P 500® Index
Final Value: With respect to each Index, the closing level of that Index on the final Review Date

PS-2| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Key Terms Relating to the Review Dates and Interest Payment Dates
Review Dates*: December 24, 2025, January 26, 2026,
February 24, 2026, March 24, 2026, April 24, 2026, May 26,
2026, June 24, 2026, July 24, 2026, August 24, 2026,
September 24, 2026, October 26, 2026, November 24, 2026,
December 24, 2026, January 25, 2027, February 24, 2027,
March 24, 2027, April 26, 2027, May 24, 2027, June 24, 2027,
July 26, 2027, August 24, 2027, September 24, 2027, October
25, 2027, November 24, 2027, December 27, 2027, January
24, 2028, February 24, 2028, March 24, 2028, April 24, 2028,
May 24, 2028, June 26, 2028, July 24, 2028, August 24, 2028,
September 25, 2028, October 24, 2028, November 24, 2028,
December 26, 2028, January 24, 2029, February 26, 2029,
March 26, 2029, April 24, 2029, May 24, 2029, June 25, 2029,
July 24, 2029, August 24, 2029, September 24, 2029, October
24, 2029, November 26, 2029, December 24, 2029, January
24, 2030, February 25, 2030, March 25, 2030, April 24, 2030,
May 24, 2030, June 24, 2030, July 24, 2030, August 26, 2030,
September 24, 2030, October 24, 2030 and November 25,
2030 (the “final Review Date”)
Interest Payment Dates*: December 30, 2025, January 29,
2026, February 27, 2026, March 27, 2026, April 29, 2026,
May 29, 2026, June 29, 2026, July 29, 2026, August 27,
2026, September 29, 2026, October 29, 2026, November 30,
2026, December 30, 2026, January 28, 2027, March 1, 2027,
March 30, 2027, April 29, 2027, May 27, 2027, June 29,
2027, July 29, 2027, August 27, 2027, September 29, 2027,
October 28, 2027, November 30, 2027, December 30, 2027,
January 27, 2028, February 29, 2028, March 29, 2028, April
27, 2028, May 30, 2028, June 29, 2028, July 27, 2028,
August 29, 2028, September 28, 2028, October 27, 2028,
November 29, 2028, December 29, 2028, January 29, 2029,
March 1, 2029, March 29, 2029, April 27, 2029, May 30,
2029, June 28, 2029, July 27, 2029, August 29, 2029,
September 27, 2029, October 29, 2029, November 29, 2029,
December 28, 2029, January 29, 2030, February 28, 2030,
March 28, 2030, April 29, 2030, May 30, 2030, June 27,
2030, July 29, 2030, August 29, 2030, September 27, 2030,
October 29, 2030 and the Maturity Date
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement

PS-3| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Supplemental Terms of the Notes
Any value of any underlier, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with the First through Eleventh Review Dates
First through Eleventh Review Dates
Compare the closing level of each Index to its Interest Barrier on each Review Date.
The closing level of each Index is greater than or equal
to its Interest Barrier.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
The closing level of either Index is less than its Interest
Barrier.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
Payments in Connection with Review Dates (Other than the First through Eleventh and Final Review Dates)
Review Dates (Other than the First through Eleventh and Final Review Dates)
Compare the closing level of each Index to its Interest Barrier on each Review Date until the final Review Date or any early redemption.
Early Redemption
No Early Redemption
The closing level of each
Index is greater than or
equal to its Interest
Barrier.
You will receive (a) $1,000 plus (b) a
Contingent Interest Payment on the
applicable
Interest Payment Date.
No further payments will be made on the
notes.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
The closing level of either
Index is less than its
Interest Barrier.
You will receive $1,000 on the applicable
Interest Payment Date.
No further payments will be made on the
notes.
No Contingent Interest Payment will be
made with respect to the applicable
Review Date.
Proceed to the next Review Date.

PS-4| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Payment at Maturity If the Notes Have Not Been Redeemed Early
Review Dates Preceding
the Final Review Date
Final Review Date
Payment at Maturity
The notes have not been
redeemed early prior to the
final Review Date.
The Final Value of each Index is greater than
or equal to its Buffer Threshold.
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment applicable
to the final Review Date.
Proceed to maturity
The Final Value of either Index is less than its
Buffer Threshold.
You will receive, in addition to any
Contingent Interest Payment:
$1,000 + [$1,000 × (Lesser Performing
Index Return + Buffer Amount)]
Under these circumstances, you will
lose some or most of your principal
amount at maturity.

PS-5| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 6.60% per annum, depending on how many Contingent Interest Payments are made prior to early redemption or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
60
$330.0000
59
$324.5000
58
$319.0000
57
$313.5000
56
$308.0000
55
$302.5000
54
$297.0000
53
$291.5000
52
$286.0000
51
$280.5000
50
$275.0000
49
$269.5000
48
$264.0000
47
$258.5000
46
$253.0000
45
$247.5000
44
$242.0000
43
$236.5000
42
$231.0000
41
$225.5000
40
$220.0000
39
$214.5000
38
$209.0000
37
$203.5000
36
$198.0000
35
$192.5000
34
$187.0000
33
$181.5000
32
$176.0000
31
$170.5000
30
$165.0000
29
$159.5000
28
$154.0000
27
$148.5000
26
$143.0000
25
$137.5000
24
$132.0000
23
$126.5000
22
$121.0000
21
$115.5000
20
$110.0000
19
$104.5000
18
$99.0000
17
$93.5000
16
$88.0000
15
$82.5000
14
$77.0000
13
$71.5000
12
$66.0000
11
$60.5000
10
$55.0000
9
$49.5000
8
$44.0000

PS-6| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
7
$38.5000
6
$33.0000
5
$27.5000
4
$22.0000
3
$16.5000
2
$11.0000
1
$5.5000
0
$0.0000

PS-7| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to two hypothetical Indices, assuming a range of performances for the hypothetical Lesser Performing Index on the Review Dates.
Solely for purposes of this section, the Lesser Performing Index with respect to each Review Date is the lesser performing of the Indices determined based on the closing level of each Index on that Review Date compared with its Initial Value.
The hypothetical payments set forth below assume the following:
● the notes have not been redeemed early;
● an Initial Value for each Index of 100.00;
● an Interest Barrier for each Index of 75.00 (equal to 75.00% of its hypothetical Initial Value);
● a Buffer Threshold for each Index of 85.00 (equal to 85.00% of its hypothetical Initial Value);
● a Buffer Amount of 15.00%; and
● a Contingent Interest Rate of 6.60% per annum.
The hypothetical Initial Value of each Index of 100.00 has been chosen for illustrative purposes only and does not represent the actual
Initial Value of either Index.
The actual Initial Value of each Index is the closing level of that Index on the Pricing Date and is specified under “Key Terms - Initial
Value” in this pricing supplement. For historical data regarding the actual closing levels of each Index, please see the historical information set forth under “The Indices” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes have NOT been redeemed early and the Final Value of the Lesser Performing Index is greater than or equal to its Buffer Threshold.
Date
Closing Level of Lesser
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
95.00
$5.50
Second Review Date
85.00
$5.50
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
90.00
$1,005.50
Total Payment
$1,016.50 (1.65% return)
Because the notes have not been redeemed early and the Final Value of the Lesser Performing Index is greater than or equal to its
Buffer Threshold, the payment at maturity, for each $1,000 principal amount note, will be $1,005.50 (or $1,000 plus the Contingent
Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,016.50.

PS-8| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Example 2 — Notes have NOT been redeemed early and the Final Value of the Lesser Performing Index is less than its Buffer Threshold but is greater than or equal to its Interest Barrier.
Date
Closing Level of Lesser
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
50.00
$0
Second Review Date
55.00
$0
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
80.00
$955.5
Total Payment
$955.5 (-4.45% return)
Because the notes have not been redeemed early, the Final Value of the Lesser Performing Index is less than its Buffer Threshold but is greater than or equal to its Interest Barrier and the Lesser Performing Index Return is -20.00%, the payment at maturity will be
$955.5 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-20.00% + 15.00%)] + $5.50 = $955.5
Example 3 — Notes have NOT been redeemed early and the Final Value of the Lesser Performing Index is less than its Buffer Threshold and its Interest Barrier.
Date
Closing Level of Lesser
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
40.00
$0
Second Review Date
45.00
$0
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
40.00
$550.00
Total Payment
$550.00 (-45.00% return)
Because the notes have not been redeemed early, the Final Value of the Lesser Performing Index is less than its Buffer Threshold and its Interest Barrier and the Lesser Performing Index Return is -60.00%, the payment at maturity will be $550.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00% + 15.00%)] = $550.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
● YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been redeemed early and the Final Value of either Index is less than its Buffer Threshold, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the
Lesser Performing Index is less than its Initial Value by more than 15.00%. Accordingly, under these circumstances, you will lose up to 85.00% of your principal amount at maturity.
● THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been redeemed early, we will make a Contingent Interest Payment with respect to a Review Date only if the closing level of each Index on that Review Date is greater than or equal to its Interest Barrier. If the closing level of either Index on that Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Accordingly, if the closing level of either Index on each Review Date is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.
● CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

PS-9| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
● AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
● THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of either Index, which may be significant. You will not participate in any appreciation of either Index.
● YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE LEVEL OF EACH INDEX —
Payments on the notes are not linked to a basket composed of the Indices and are contingent upon the performance of each individual Index. Poor performance by either of the Indices over the term of the notes may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by the other Index.
● YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LESSER PERFORMING INDEX.
● THE OPTIONAL EARLY REDEMPTION FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If we elect to redeem your notes early, the term of the notes may be reduced to as short as approximately one year and you will not receive any Contingent Interest Payments after the applicable Interest Payment Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where we elect to redeem your notes before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
● YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN EITHER INDEX OR HAVE ANY RIGHTS WITH
RESPECT TO THOSE SECURITIES.
● THE RISK OF THE CLOSING LEVEL OF AN INDEX FALLING BELOW ITS INTEREST BARRIER OR BUFFER THRESHOLD
IS GREATER IF THE LEVEL OF THAT INDEX IS VOLATILE.
● LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
● POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
● THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-10| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
● THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
● SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
● SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Indices. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Indices
● JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE S&P 500® INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the S&P 500® Index.
● AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH SMALL CAPITALIZATION STOCKS WITH
RESPECT TO THE RUSSELL 2000® INDEX —
Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

PS-11| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
The Indices
The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is
designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the
Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.
The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets.
For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Index based on the weekly historical closing levels from January 3,
2020 through November 21, 2025. The closing level of the Russell 2000® Index on November 24, 2025 was 2,414.283. The closing level of the S&P 500® Index on November 24, 2025 was 6,705.12. We obtained the closing levels above and below from the Bloomberg
Professional® service (“Bloomberg”), without independent verification.
The historical closing levels of each Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of either Index on any Review Date. There can be no assurance that the performance of the Indices will result in the return of any of your principal amount in excess of $150.00 per $1,000 principal amount note, subject to the credit risks of
JPMorgan Financial and JPMorgan Chase & Co., or the payment of any interest.
Historical Performance of the Russell 2000® Index
Source: Bloomberg

PS-12| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Historical Performance of the S&P 500® Index
Source: Bloomberg
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend
to) withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

PS-13| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of
JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes.
For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of
the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

PS-14| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Indices” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

PS-15| Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Russell 2000® Index and the S&P 500® Index
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
● Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
● Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
● Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
● Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.